Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS FIRST QUARTER 2006 RESULTS
Revenues of $217 million increased 20% over prior year period
Backlog increased 4% over fourth quarter 2005
Recent awards greater than $80 million
MEDIA, PA — May 3, 2006 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States, today announced its financial results for the first quarter ended March 31, 2006.
First Quarter Results
Revenues for the first quarter 2006 increased $36.6 million, or 20%, to $217.2 million, compared to $180.6 million for the same quarter in 2005. This increase was due primarily to mild weather during the quarter coupled with growth in each of our electric, natural gas and telecommunications end markets.
Net income for the first quarter 2006 was $2.5 million, or $0.06 per diluted share, versus net income of $2.7 million, or $0.07 per diluted share, for the first quarter last year, a decrease of 7%. Approximately $0.9 million of pre-tax expense was included in net income for the first quarter 2006 in connection with our adoption of SFAS 123R on January 1, 2006. Excluding the items in the attached table, income as adjusted (non-GAAP) was $3.6 million for the first quarter 2006 versus income as adjusted of $1.8 million for the same quarter in 2005, an increase of 100%.
EBITDA from continuing operations (non-GAAP) for the first quarter 2006 was $13.2 million compared to $14.8 million for the first quarter 2005, a decrease of 11%. Excluding the items in the attached table, EBITDA as adjusted (non-GAAP) increased $3.8 million, or 35%, to $14.8 million for the first quarter 2006 versus $11.0 million for the first quarter a year ago.

Income as adjusted, EBITA from continuing operations, EBITA from continuing operations as adjusted, EBITDA from continuing operations and EBITDA from continuing operations as adjusted are provided to enhance understanding of our operating performance. Reconciliations of net income to these non-GAAP financial measures are included in the attached tables.
Backlog & New Awards
At the end of the first quarter 2006, total backlog was $932 million, a 4% increase compared to the end of the fourth quarter 2005 and 1% higher compared to the end of the first quarter 2005. The increase in our backlog from the fourth quarter 2005 to the first quarter 2006 is primarily related to increases in our electric, natural gas and telecommunications backlogs of 9%, 3% and 1%, respectively. The increase in our backlog from the first quarter 2005 to the first quarter 2006 is primarily related to increases in our electric and telecommunications backlogs of 19% and 26%, respectively offset by a 24% decrease in natural gas backlog due to the exit of several low margin contracts and shorter than typical durations on the renewals of several of our natural gas master services agreement contracts.
Among our awards during the first quarter 2006 were 9 scopes of electric work totaling $27 million, 6 scopes of underground natural gas work of approximately $65 million and 3 scopes of telecommunications work of approximately $10 million. Subsequent to the end of the first quarter 2006, we received verbal awards for two major scopes of electrical work for an emissions control project of a large coal-fired generation plant and the construction of an 85-mile 345kv electric transmission line with total aggregate contract value expected to exceed $80 million.
David Helwig, Chief Executive Officer, said, “We are very pleased with our results for the quarter, the increase in our backlog and the recent verbal awards. We continue to see strength in our electric and telecommunications end markets and improved performance in our natural gas unit. Our higher than expected revenue and earnings for the first quarter are a result of favorable weather in the Midwest and Northeast regions of the United States, increased customer demand for greater volumes of work, and operational improvements. We believe that we are well positioned to benefit from growth opportunities in our end markets. Our continued efforts to capitalize on the breadth and strength of our complementary services and the level of activity in our end markets are encouraging. However, as we have said previously, our quarterly revenue and earnings will continue to depend on the timing and scope of contract awards, especially those for large electric projects.”
Conference Call
InfraSource has scheduled a conference call for May 3, 2006 at 9:00AM EDT to discuss the results for the quarter. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through May 2, 2007. For those investors who prefer to participate in the conference call by phone, please dial (913) 981-5510. An audio replay of the conference call will be available shortly after the call through May 10, 2006 by calling (719) 457-0820 and using passcode 1246549. For more information, please contact Mahmoud Siddig at Taylor Rafferty at (212) 889-4350.

About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to attract and retain qualified personnel; (5) our ability to successfully bid for and perform large-scale project work; (6) work hindrance due to inclement weather events; (7) the definitive award of new contracts and the timing of the performance of those contracts; (8) project delays or cancellations; (9) the failure to meet schedule or performance requirements of our contracts; (10) the uncertainty of implementation of the recently enacted federal energy legislation; (11) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (12) successful integration of acquisitions into our business; (13) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (14) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2006
	(Unaudited)
	(In thousands, except per share data)
Contract revenues	$180,630	$217,240
Cost of revenues	160,366	188,044

Gross Profit	20,264	29,196

Selling, general and administrative expenses	16,508	23,071
Merger related costs	76	—
Provision (recoveries) of uncollectible accounts	80	(10)
Amortization of intangible assets	1,612	257

Income from operations	1,988	5,878
Interest income	194	236
Interest expense and amortization of debt discount	(1,456)	(2,111)
Other income, net	4,380	128

Income from continuing operations before income taxes	5,106	4,131
Income tax expense	2,042	1,665

Income from continuing operations	3,064	2,466

Discontinued operations:
Loss from discontinued operations (net of income tax benefit of $215 and $0, respectively)	(322)	—

Net income	$2,742	$2,466

Basic income per share:
Income from continuing operations	$0.08	$0.06
Loss from discontinued operations	(0.01)	—

Net income	$0.07	$0.06

Weighted average basic common shares outstanding	38,981	39,515

Diluted income per share:
Income from continuing operations	$0.08	$0.06
Loss from discontinued operations	(0.01)	—

Net income	$0.07	$0.06

Weighted average diluted common shares outstanding	39,794	40,116

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2005	2006
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$24,287	$11,891
Contract receivables (less allowances for doubtful accounts of $3,184 and $2,561, respectively)	137,762	141,864
Costs and estimated earnings in excess of billings	84,360	86,175
Inventories	9,183	12,322
Deferred income taxes	4,732	5,193
Other current assets	7,074	6,121
Receivables due from related party	—	268

Total current assets	267,398	263,834

Property and equipment (less accumulated depreciation of $55,919 and $62,741, respectively)	144,200	146,290
Goodwill	138,054	138,610
Intangible assets (less accumulated amortization of $19,861 and $20,118, respectively)	1,884	1,627
Deferred charges and other assets, net	10,501	9,667

Total assets	$562,037	$560,028

Current liabilities:
Current portion of long-term debt	$889	$888
Other liabilities — related parties	11,299	7,880
Accounts payable	44,939	40,057
Accrued compensation and benefits	20,454	19,049
Other current and accrued liabilities	20,515	19,068
Accrued insurance reserves	30,550	33,766
Billings in excess of costs and estimated earnings	15,012	16,143
Deferred revenues	6,590	6,573

Total current liabilities	150,248	143,424

Long-term debt, net of current portion	83,019	82,797
Deferred revenues	17,826	17,815
Other long-term liabilities — related party	420	420
Deferred income taxes	3,370	3,805
Other long-term liabilities	5,298	4,837

Total liabilities	260,181	253,098

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value (authorized - 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized - 120,000,000 shares; issued and outstanding — 39,396,694 and 39,673,004, respectively)	39	40
Treasury stock at cost (29,870 and 29,870, respectively)	(137)	(137)
Additional paid-in capital	276,746	279,368
Retained earnings	24,640	27,106
Accumulated other comprehensive income	568	553

Total shareholders’ equity	301,856	306,930

Total liabilities and shareholders’ equity	$562,037	$560,028

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)
We believe investors’ understanding of our operating performance is enhanced by disclosing the following non-GAAP financial measures:
•	Net income, as adjusted (“Income as adjusted”), which we define as GAAP net income, adjusted for certain significant items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITA from continuing operations before extraordinary items, net (“EBITA from continuing operations”), which we define as net income before discontinued operations, income tax expense, interest expense, interest income and amortization;

•	EBITA from continuing operations, as adjusted (“EBITA as adjusted”), which we define as EBITA from continuing operations, adjusted for certain significant items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITDA from continuing operations before extraordinary items, net (“EBITDA from continuing operations”), which we define as EBITA from continuing operations before depreciation; and

•	EBITDA from continuing operations, as adjusted (“EBITDA as adjusted”), which we define as EBITA as adjusted before depreciation.
The significant non-core items for the periods shown are set forth in the tables below. We believe it is helpful to an understanding of our business to assess the effects of these items on our results of operations in order to evaluate our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar charges will not recur or that our future results will be unaffected by other charges and gains we consider to be outside the ordinary course of our business.
We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude certain items that we believe are not representative of our core operations. In addition, we believe that these measures are used by financial analysts as measures of our financial performance and that of other companies in our industry. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted facilitate internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities. In addition, we use certain of these measures in establishing incentive compensation goals and/or determining compliance with covenants in our senior credit facility. We use EBITA from continuing operations and EBITA as adjusted in addition to our other non-GAAP measures because they include all aspects of our equipment charges, including both operating leases and depreciation from owned equipment. We believe these are important measures for analyzing our performance because they eliminate the variation related to lease versus purchase decisions on capital equipment. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted have limitations as analytical tools, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	These measures do not include cash expenditures for capital purchases or contractual commitments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect cash requirements for such replacements;

•	These measures do not include cash requirements necessary to service interest or principal payments on our indebtedness;

•	Income as adjusted, EBITA as adjusted and EBITDA as adjusted do not necessarily reflect adjustments for all earnings or charges resulting from matters that we may consider not to be indicative of our core operations; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2006
Net income (GAAP)	$2,742	$2,466
Loss from discontinued operations (net of tax)	322	—
Amortization of intangible assets relating to purchase accounting	967	153
Litigation judgment reversal	(2,271)	—
Stock compensation expenses	—	519
Secondary offering costs	—	440

Income as adjusted (a non-GAAP financial measure)	$1,760	$3,578

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2006
Net income (GAAP)	$2,742	$2,466
Loss from discontinued operations (net of tax)	322	—
Income tax expense	2,042	1,665
Interest expense	1,456	2,111
Interest income	(194)	(236)
Amortization of intangible assets relating to purchase accounting	1,612	257

EBITA from continuing operations (a non-GAAP financial measure)	7,980	6,263

Litigation judgment reversal	(3,785)	—
Stock compensation expenses	—	870
Secondary offering costs	—	737

EBITA as adjusted (a non-GAAP financial measure)	$4,195	$7,870

Depreciation	6,793	6,911

EBITDA from continuing operations (a non-GAAP financial measure)	$14,773	$13,174

EBITDA as adjusted (a non-GAAP financial measure)	$10,988	$14,781

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Supplemental Financial Data
(Unaudited)
(In millions)

	Three Months Ended		Three Months Ended		Increase/(decrease)
Revenues by End Market	March 31, 2005		March 31, 2006		$	%

Electric Power - Transmission	$39.5	21.9%	$57.8	26.6%	$18.3	46.3%
- Substation*	32.6	18.1%	38.7	17.8%	6.1	18.7%
- Other Electric	41.8	23.1%	37.4	17.2%	(4.4)	(10.6%)

Subtotal	113.9	63.1%	133.9	61.6%	20.0	17.5%
Natural Gas	43.1	23.9%	53.9	24.8%	10.8	25.1%
Telecommunications	19.4	10.7%	24.3	11.2%	4.9	25.3%
Other	4.2	2.3%	5.1	2.3%	0.9	21.4%

Total	$180.6	100.0%	$217.2	100.0%	$36.6	20.3%

					Increase/(decrease)
Backlog by End Market	March 31, 2005		March 31, 2006		$	%

Electric Power - Transmission	$152.4	16.5%	$176.1	18.9%	$23.7	15.6%
- Substation*	102.0	11.1%	136.4	14.6%	34.4	33.7%
- Other Electric	68.7	7.4%	72.7	7.8%	4.0	5.8%

Subtotal	323.1	35.0%	385.2	41.3%	62.1	19.2%
Natural Gas	388.1	42.1%	293.7	31.5%	(94.4)	(24.3%)
Telecommunications	185.9	20.2%	233.7	25.1%	47.8	25.7%
Other	25.1	2.7%	19.3	2.1%	(5.8)	(23.1%)

Total	$922.2	100.0%	$931.9	100.0%	$9.7	1.1%

					Increase/(decrease)
	December 31, 2005		March 31, 2006		$	%

Electric Power - Transmission	$184.3	20.6%	$176.1	18.9%	$(8.2)	(4.5%)
- Substation*	123.9	13.9%	136.4	14.6%	12.5	10.1%
- Other Electric	45.5	5.1%	72.7	7.8%	27.2	59.7%

Subtotal	353.7	39.6%	385.2	41.3%	31.5	8.9%
Natural Gas	284.4	31.8%	293.7	31.5%	9.3	3.3%
Telecommunications	232.4	26.0%	233.7	25.1%	1.3	0.6%
Other	23.8	2.7%	19.3	2.1%	(4.5)	(19.0%)

Total	$894.3	100.0%	$931.9	100.0%	$37.6	4.2%

* — Previously classified in “Other Electric”.
Note: Percentages may not add due to rounding.